1


                         REAL ESTATE PURCHASE AGREEMENT



This Real Estate Purchase Agreement ("Agreement") is entered into by PDI Orlando III Limited Partnership, an Ohio limited partnership ("Seller"), and RRC Acquisitions, Inc. ("Buyer"). The "Effective Date" of this Agreement will be the date on which both Seller and Buyer have executed this Agreement. For the parties' convenience in reviewing this Agreement, all defined terms used in this Agreement will be highlighted by boldface print when first defined in this Agreement.

Seller and Buyer hereby agree as follows:

      ss.1.  SALE  OF  THE   PROPERTY.   Upon  the  terms  and  subject  to  the
conditions  set  forth  in this  Agreement,  Seller  will  sell to  Buyer  the
following   described   property.   All  references   herein  to  the  "Land",
"Improvements", "Personal Property", "Leases" and "Intangible Property" will have the meanings attributed to such terms in this ss.1.

      (a) Land. The approximately 8.9 acre tract of land located off of U.S. 17-92 in Fern Park, Florida, which tract is more particularly described in Exhibit A, together with all rights and interests appurtenant thereto, including without limitation, all water and mineral rights, development rights, easements and rights-of-way.

      (b)   Improvements.  All  buildings  and other  improvements
            ------------
            located on the Land, including, without limitation, the shopping center buildings, which contain approximately 107,159 square feet of rentable space, and which are collectively known as the "Main Street Square Shopping Center", together with all parking areas and other site and accessory improvements located on the Land and all systems, facilities and fixtures located within such shopping center buildings.

      (c)   Personal Property. All tools,  machinery,  appliances,
            -----------------
            fixtures (to the extent not part of the Improvements), floor and window coverings, furnishings, signs, equipment, inventory, supplies and tangible personal property owned by Seller and used in connection with the operation of and located on the Real Property, as the same are more particularly described in Exhibit B.

      (d) Leases. All leases with any existing tenants of the Real Property (together with any amendments, extensions, guaranties or modifications to such leases), as the same are more particularly described in the rent roll attached hereto as Exhibit C;

      (e)   Intangible  Property.  Any  rights  in and  to  those,
            --------------------
            contracts, agreements, utility arrangements, warranties, guarantees, indemnities, claims, licenses, applications, permits, construction warranties, certificates of occupancy, plans and specifications, and other similar items and intangible rights used in connection with or relating to the Land, Improvements, Personal Property and Leases (including, without limitation, the non-exclusive right to use the name "Main Street

            Square"), as the same are more particularly described in Exhibit D. Notwithstanding anything to the contrary contained herein, the only contracts to be assigned to and assumed by Buyer and, hence, included within the definition of "Intangible Property" for the purposes of this Agreement, will be those contracts identified on attached Exhibit D, which either: (i) are not cancelable upon 30 days or less notice; or (ii) although cancelable upon 30 days or less notice, are nonetheless specifically designated by Buyer in a written notice to Seller as being contracts which Buyer desires to have assigned to it at closing (collectively, the "Surviving Contracts").

The Land and Improvements are hereinafter collectively referred to as the "Real Property". The Real Property, Personal Property, Leases and Intangible Property are hereinafter collectively referred to as the "Property".

      ss.2. DEPOSIT. Within two business days after the Effective Date, Buyer will deposit with the law firm of Maguire, Voorhis & Wells, P.A. ("Escrow Agent") cash in the sum of $50,000 as a good faith deposit. Within two business days after the date of Buyer's satisfaction of its inspection contingency under ss.5, Buyer will deposit with Escrow Agent cash in an additional sum of $100,000, which amount will also be held pursuant to the terms of this Agreement. All amounts deposited with the Escrow Agent hereunder will be held in an interest-bearing account, with all references herein to the "Deposit" specifically including not only the initial principal sum of $50,000, but also the additional principal sum of $100,000 (once paid to the Escrow Agent), and all interest earned on such principal sums. The Deposit will be disbursed in the following manner:


      (a) If the closing occurs in the manner contemplated in this Agreement, then the Deposit will be paid to Seller and applied as a credit against the Purchase Price payable at closing;
      (b) If this Agreement is terminated under ss.5 as a result of Buyer's failure to satisfy or waive its inspection contingency under ss.5, then the Deposit will be returned to Buyer;
      (c)   If the closing  fails to occur as a result of Seller's
            default  hereunder,  then the Deposit will be returned
            to  Buyer,  without  prejudice  to  Buyer's  right  to
            pursue the remedy of specific  performance  to redress
            such default; and
            (d)   If the  closing  fails to  occur as a result  of
            Buyer's  default  hereunder,  then the Deposit will be
            paid  to  Seller  as  full  and  complete   liquidated
            damages to redress such default.

      ss.3. PURCHASE PRICE. The purchase price for the Property will be $5,395,348 ("Purchase Price"). The Purchase Price will be paid in cash at closing by means of a federal funds wire transfer. The Purchase Price payable at closing will be subject to such prorations, credits, allowances and other adjustments as are provided for in this Agreement.

      ss.4.   ADDITIONAL  PAYMENTS.  In addition to the Purchase  Price  payable to Seller at closing, Buyer will make the following additional payments ("Additional Payments") to Seller at the times and under the circumstances set forth below.

      (a)Vacant Space. Buyer will pay to Seller at closing an amount equal to $15 for every rentable square foot of space in excess of 3,766 rentable square feet, which is both vacant and unleased in the Real Property as of the date of closing (if Park Dry Cleaners is still in possession of its space on the date of closing, no such payment will be made with respect to its space). The payment referred to in this subparagraph will be paid in cash at closing by means of a federal funds wire transfer.

      (b)Dry Cleaner Space. Buyer and Seller acknowledge that Seller is currently in the process of effecting an eviction of Park Dry Cleaners from Suite 182 of the Real Property, consisting of 1,400 rentable square feet. Upon the earlier of (i) Seller's successful completion of such eviction action or (ii) Buyer's request that Seller dismiss such eviction action because Buyer has reached an acceptable compromise for Park Dry Cleaners' continued occupancy of the Real Property, an Additional Payment will be due from Buyer to Seller in an amount equal to $287,597.03, less the amount of any Additional Payments previously made with respect to the subject space under subparagraph (a), above. The above amount will not be reduced in any fashion by any credit for any Additional Payment previously made pursuant to subparagraph (a), above, because the number set forth in the immediately preceding sentence has already been computed net of a credit for the applicable Additional Payments made at closing under subparagraph (a), above. Unless otherwise requested by Buyer, Seller will, at all times after the date of closing and at its sole cost and expense, continue to prosecute the eviction action against Park Dry Cleaners in a diligent and expeditious fashion. Buyer will be required to cooperate with Seller in such eviction action, although Buyer will not be required to expend any funds in connection with such eviction action.

      (c)Froggers. Buyer and Seller acknowledge that Seller is currently in the process of negotiating with Froggers Restaurant for the lease of space in the Real Property. Buyer hereby agrees that, to the extent the conditions hereinafter set forth with respect to any lease to Froggers Restaurant are satisfied within six months after the date of closing, then an additional payment will be due from Buyer to Seller in an amount equal to the Effective Gross Income produced under the Froggers lease (in an amount up to, but not exceeding $11 per rentable square foot, plus operating expense reimbursement recoveries), divided by a capitalization rate of 12.5%, less an amount equal to the sum of: (A) one-third of the first $150,000 of Buyer's cost of constructing tenant improvements to the Froggers Restaurant space; plus (B) 100% of all such tenant improvement costs in excess of $150,000.

         For the purpose of this Agreement, "Effective Gross Income" means the average annual Base Rent and Operating Expense Payments (as those terms are hereinafter defined, but exclusive of any portion of any Operating Expense Payments attributable to a 4% management fee), payable by the applicable tenant over the initial term of any such lease, less an amount equal to all free rent and other rent concessions made to the tenant under the applicable lease (amortized ratably over each year of the lease) and less a credit reserve of 5% of the average annual Base
         Rent and Operating Expense Payments due under any such lease. The amount of any payment otherwise required to be paid under this subparagraph (c) will, however, be reduced by an amount equal to the amount of any Additional Payment previously paid to Seller with respect to the subject leased space under subparagraph (a).

         The Additional Payments due to Seller from Buyer under this subparagraph (c) will be paid within 30 days after the satisfaction of all of the following conditions with respect to the Froggers Restaurant lease:

            (A)A lease, in form and content reasonably  acceptable to Buyer, has been executed with Froggers Restaurant (which lease must, in all events be executed within six months after the date of closing); and
            (B)Froggers  Restaurant has accepted its leased  premises and opened for business therein and begun paying rent.


The terms of any lease produced with respect to Froggers Restaurant must be acceptable to both Seller and Buyer. Seller agrees that it will pay all leasing commissions due on any lease for Froggers Restaurant. Buyer will be obligated to pay the cost of all tenant improvements and other costs related to the Froggers Restaurant lease (subject to Seller's contribution to the Froggers Restaurant tenant improvement costs under subparagraph (b)(ii), above).

      ss.5. INSPECTION CONTINGENCY. Buyer's obligations under this Agreement are contingent upon Buyer determining, on or before March 25, 1997 ("Inspection Period"), that the Property is acceptable to Buyer. Seller will permit Buyer and Buyer's agents and contractors access to the Property and to all files, books and records maintained by Seller with respect to the Property at all reasonable times during the Inspection Period, so that Buyer can conduct all such tests, studies and inspections of the Property and review all such files, books and records as Buyer deems appropriate. All files, books and records maintained by Seller with respect o the Property will be made available for inspection by Buyer and Buyer's agents and contractors at Seller's offices at Suite 1350, 255 South Orange Avenue, Orlando, Florida. During the Inspection Period, Buyer will also be permitted to interview all tenants under the Leases, provided that it provide advance notice to Seller of the times of any such interviews and permits a representative of Seller a reasonable opportunity to be present during such interviews.

Buyer agrees to indemnify and hold Seller harmless from any liability or loss incurred by Seller as a result of Buyer's activities at the Property and to promptly restore any damage caused to the Property as a result of such activities. If Buyer fails to timely satisfy or waive its inspection contingency under this ss.5 then, within ten days after the expiration of the Inspection Period, Buyer will deliver to Seller copies of all written reports received by Buyer with respect to the various tests, studies and inspections conducted by Buyer or its agents or contractors with respect to the Property and will return to Seller copies of all of Seller's files, books and records made by Buyer or its agents or contractors during such Inspection Period.

In order to further facilitate Buyer's determination of the acceptability of the Property, Seller will, within three business days after the Effective Date, provide the following materials to Buyer:

      (a)    Copies of all Leases;
      (b) Copies of all environmental reports in its possession with respect to the Real Property;
      (c) The most current survey of the Real Property; (d) The most recent title policy for the Real Property; (e) Copies of financial operating statements for the Property (that is, income and expense statements) for the 1994, 1995 and 1996 calendar years;
      (f) Copies of real estate tax bills for the Real Property for the calendar years 1994, 1995 and 1996;
      (g)    Copies of any existing service contracts related to the Property;
      (h) Copies of utilities bills relating to the operation of the Real Property for the calendar year 1996;
      (i) Copies of all certificates of occupancy in its possession with respect to the Improvements;
      (j)    Copies   of  all  plans  and   specifications   related   to  the
         Improvements including, where appropriate, civil, structural and mechanical drawings;
      (k) Copies of all expense recovery reconciliation's for the calendar years 1995 and 1996;
      (l)    Seller's operating budget for the calendar year 1996;
      (m) Evidence that all sales tax payments with respect to rents payable for the Real Property are current.

If Buyer gives Seller written notice within the Inspection Period that the results of its inspections are acceptable to Buyer, then Buyer will be obligated to pay the additional $100,000 deposit to Escrow Agent at the time and in the manner contemplated in ss.2 hereof and the parties will thereafter proceed to close Buyer's purchase of the Property in the manner contemplated in this Agreement. If Buyer gives Seller written notice within the Inspection Period that the results of its inspections are unacceptable to Buyer, for any reason whatsoever (as determined by Buyer in its sole discretion) or if Buyer fails to give any written notice concerning the acceptability of its inspections to Seller during the Inspection Period, then in either such event, the Deposit will be returned to Buyer, this Agreement will thereupon automatically terminate and the parties will be relieved of all further rights, liabilities and obligations under this Agreement, except for Buyer's indemnification, restoration and other obligations expressly placed upon it under this ss.5

      ss.6. TITLE COMMITMENT. Within fifteen days after the Effective Date, Seller will cause First American Title Insurance Company or some other nationally-recognized title insurance company acceptable to Buyer ("Title Company") to furnish to Buyer a commitment for an ALTA Form B Owner's Title Insurance Policy in the face amount of the Purchase Price, together with legible copies of all title exceptions noted in such title commitment ("Title Commitment"). The Title Commitment will show that Seller has marketable fee simple title to the Property, free and clear of all liens and encumbrances, excepting only those liens and encumbrances which are approved by Buyer in the manner hereinafter set forth in this ss.6. If Buyer wishes to obtain a survey of the Real Property (other than any existing survey furnished to Buyer pursuant to ss.5), it will be required to do so at its sole expense.

If the Title Commitment (or any survey obtained by Buyer) discloses any exceptions to title which are unacceptable to Buyer, then Buyer will have seven days after its receipt of such Title Commitment in which to deliver in writing to Seller any objection which Buyer may have to any such title exceptions



("Title Notice"). Buyer will be deemed to have approved any title exceptions appearing in the Title Commitment, which are not objected to in a timely delivered Title Notice and, thereafter, such additional title exceptions will also be treated as "Permitted Exceptions" for the purposes of this Agreement.

If Buyer objects to any such title exception by delivering a Title Notice to Seller within the aforementioned seven-day period, then Seller, at its expense, will use its reasonable efforts to satisfy the objections made by Buyer in its Title Notice within five days after Seller's receipt of the Title Notice. If Seller fails to satisfy all of such objections within the aforementioned five-day period then Buyer will have the option of either: (a) terminating its obligations with respect to the purchase of the Property by giving written notice of termination to Seller within three days after the expiration of the aforementioned five-day period, in which event, the Deposit will be returned to Buyer and, thereafter, neither party will have any further rights, liabilities or obligations hereunder with respect to the Property, except for Buyer's indemnification, restoration and other obligations expressly placed upon it under ss.5; or (b) waiving its objections under the Title Notice and proceeding to close on the purchase of the Property. If Seller is successful in satisfying any of Buyer's objections, then Seller will deliver to Buyer proof of such satisfaction and will also deliver to Buyer the Title Company's related Title Commitment endorsement.

      ss.7. ESTOPPEL CERTIFICATES. Within 30 days after the Effective Date, Landlord will use its best efforts to deliver to Tenant an estoppel certificate ("Estoppel Certificate"), executed by each tenant under the Leases and dated not earlier than the Effective Date. Such Estoppel Certificates will address the status of rent payments, tenant improvements, defaults and other matters relating to the Leases, and will, except as otherwise agreed to by Buyer, be in substantially the form and content attached hereto as Exhibit H. Buyer's obligations under this Agreement will be expressly contingent upon Buyer receiving executed Estoppel Certificates from the "Anchor Tenants" (as that term is hereinafter defined) and from those other tenants occupying at least 90% of the remaining rentable square footage contained within the Real Property. For the purpose of this Agreement, "Anchor Tenants" will mean Winn Dixie and Walgreens.

      ss.8. CLOSING PRORATIONS AND ADJUSTMENTS. If Seller's sale of the Property to Buyer closes in the manner contemplated in this Agreement, then Buyer's and Seller's respective economic rights and obligations with respect to the Property will be determined in the manner described in this ss.8. Except as otherwise expressly provided herein, all of the income and expense prorations contemplated hereunder will be calculated, apportioned and prorated between Buyer and Seller as of 11:59 p.m. on the day prior to the date of closing.

      (a)   Real  Estate  Taxes.  Seller will pay or credit on the
            -------------------
            Purchase Price the amount of all delinquent real estate taxes and installments of special insessments, including penalties and interest thereon, that are a lien on the Real Property as of the date of closing. Seller will also credit on the Purchase Price all unpaid real estate taxes and installments of special assessments which are not yet due for years prior to the closing and a portion of such taxes and installments for the year of closing, prorated through the date of closing. The proration of the undetermined taxes and installments of special assessments will be based upon a 365 day year and upon the most recently available tax use, rate and valuation for the Real Property. The proration of taxes and installments of assessments hereunder will be reprorated upon request by either party upon the issuance of the actual tax bill for the year of closing and will then be based upon the amount of such taxes and installments of assessments which are due on the earliest payment date specified by applicable law. Any request for a reproration hereunder must be made on or before December 31 of the year of closing.

      (b) Rents. All rents and other payments due from the tenants under the Leases will be prorated in the manner hereinafter set forth in this subparagraph (b).

                  (i)Base Rents.  Seller will credit on the Purchase  Price that portion of all Base Rents (as that term is hereinafter defined) payable for the calendar month of closing, which are attributable to the period from and after the date of closing. Seller will be entitled to retain any Base Rents collected by it prior to or after the date of closing, which are attributable either to the month of closing or any months preceding the month of closing. If following the date of closing, Buyer collects Base Rents which are attributable to the period prior to the date of closing, then, except as otherwise expressly provided herein, Buyer will immediately pay such Base Rents to Seller. If following the date of closing, Seller collects Base Rents which are attributable to any month after the month of closing, then Seller will immediately pay such Base Rents to Buyer. Notwithstanding anything to the contrary contained herein, any Base Rents collected by Buyer from any tenant after the date of closing will first be applied by Buyer toward the payment of Base Rents owed to Buyer by such tenant for months after the month of closing, and then, and only then, will any excess Base Rents collected by Buyer be paid to Seller under this subparagraph (i). For the purpose of this Agreement, "Base Rents" will mean any fixed, minimum rent payable by tenants under the Leases excluding, however, any Operating Expense Payments (as that term is hereinafter defined).

                  (ii)  Operating  Expense  Payments.  Seller will credit on the
                     Purchase Price that portion of any Operating Expense Payments (as that term is hereinafter defined) payable for the calendar month of closing, which are attributable to the period from and after the date of closing. Seller will be entitled to any Operating Expense Payments which are both paid periodically on an estimated basis by any tenants under the Leases and are collected by it prior to or after the date of closing and which are further attributable either to the month of closing or any months preceding the month of closing. If following the date of closing, Buyer collects any Operating Expense Payments which are paid periodically on an estimated basis by any tenants under the Leases and which are attributable to the period prior to the date of closing, then, except as otherwise expressly provided herein, Buyer will immediately pay such Operating Expense Payments to Seller. If, following the date of closing, Seller collects any Operating Expense Payments, which are paid periodically on an estimated basis by any tenants under the Leases, and which are attributable to any month after the month of closing, then Seller will immediately pay such Operating Expenses Payments to Buyer. Notwithstanding anything to the contrary contained herein, any Operating Expenses Payments, which are paid periodically on an estimated basis by any tenants under the Leases, and which are collected by Buyer from any tenant after the date of closing, will first be applied by Buyer toward the payment of any Operating Expense Payments owed to Buyer by such tenant for months after the month of closing, and then, and only then, will any excess Operating Expense Payments collected by Buyer be paid to Seller under this subparagraph (ii). With respect to any Operating Expense Payments, which are paid periodically on an estimated basis by any tenants under the Leases, Buyer will make a final reconciliation of the actual expenses incurred in connection with the Real Property for any fiscal period which includes the date of closing, at the time and in the manner required under the terms of the Leases. Within 30 days after the completion of each such reconciliation, Buyer will provide written notice to Seller of the amount of such reconciliation and the portion of the actual Operating Expense Payments of the subject tenant which are attributable to the period prior to the date of closing (with such determination being made strictly on the basis of the number of days prior to the date of closing which are included in the fiscal period for which such reconciliation is being made). If Buyer collects Operating Expense Payments from any tenant under any Lease which, when added to all periodic, estimated Operating Expense Payments collected from such tenant by Buyer after the date of closing (but which are attributable to the fiscal period for which such final reconciliation is being made), exceed the amount of the Tenant's actual Operating Expense Payment obligation for the portion of the subject fiscal period falling after the date of closing, then Buyer will, within 30 days after its collection of such Operating Expense Payments, pay to Seller the amount of such excess. If Buyer is required as a result of any such final reconciliation to make any refund to any tenants under the Leases for any excess periodic Operating Expense Payments made by any such tenants under the Leases, then Seller will pay to Buyer, within 30 days after Seller's receipt of Buyer's determination that any such refund is due, an amount equal to that portion of the refund which is attributable to the period prior to the date of closing (with such determination being made strictly on the basis of the number of days prior to the date of closing which are included in the fiscal period for which such reconciliation is being made).

                      Notwithstanding anything to the contrary contained herein, to the extent any Lease requires any tenant to make any Operating Expense Payments other than on an estimated, periodic basis (for example, an obligation of a tenant to reimburse the owner of the Real Property by way of an annual lump sum payment for its allocable share of the actual real estate taxes or insurance premiums paid by such owner), and if any such Operating Expense Payment relates to expenses which are attributable to periods both before and after the date of closing, then: (i) if any such Operating Expense Payment is payable to Seller prior to the date of closing, Seller will credit on the Purchase Price the portion of such Operating Expense Payment which is attributable to the period from and after the date of closing; and (ii) if such Operating Expense Payment is payable after the date of closing, then Buyer will, within



                     30 days after its collection of any such Operating Expense Payments, make a payment to Seller of an amount equal to that portion of the Operating Expense Payment which is attributable to the period prior to the date of closing. For the purposes of this Agreement, "Operating Expense Payments" will mean all payments made by the tenants under the Leases which are stated to be applicable towards common area maintenance charges, insurance premiums, real estate taxes and similar expenses associated with the Real Property.

                  (iii)  Overage   Rents.   Overage   Rents  (as  that  term  is
                     hereinafter defined) will be separately prorated under each Lease on the basis of the fiscal period set forth in each Lease for the payment of such Overage Rents. Any Overage Rents received by Seller or Buyer before or after the date of closing will be retained by the recipient of such payments, pending a final reconciliation based upon the actual Overage Rents owed for any fiscal period which includes the date of closing. Buyer will make the final reconciliation at the time and in the manner required under the terms of each Lease. Within 30 days after the completion of each such final reconciliation, Buyer will provide written notice to Seller of the amount of such final reconciliation and the portion of the actual Overage Rents for the subject tenant which are attributable to the period prior to the date of closing. If Buyer actually collects Overage Rents from any tenant under any Lease, which, when added to all estimated, periodic Overage Rents collected from such tenant by Buyer after the date of closing (but which are attributable to the fiscal period for which such final reconciliation is being made), exceed the amount of the Tenant's actual Overage Rent obligation for the portion of the subject fiscal period falling after the date of closing, then Buyer will, within 30 days after its collection of such Overage Rents, pay to Seller the amount of such excess.

             (c) Utilities.  Coincident with the closing of Buyer's  purchase of the Property, Seller will notify all utility companies servicing the Real Property of the change in ownership and direct that all future billings be made to Buyer at the address of the Real Property (or such other address as Buyer may direct). Seller will obtain final meter readings for all utilities as of the date of closing and will have final bills rendered directly to Seller. In the event that final meter readings cannot be obtained due to the utility companies' internal operating procedures. Seller will reimburse Buyer for any payments to such utilities applicable to the period prior to the closing date immediately upon receipt of written evidence of such payments by Buyer.

      (d)   Security  Deposits.   Seller  will  pay  to  Buyer  at
            ------------------
            closing (or credit on the Purchase Price payable at closing) an amount equal to all security deposits which, as of the date of closing, Seller is legally required to ultimately refund to tenants under the Leases. A listing of all such security deposits as of the Effective Date is included in the rent roll attached hereto as Exhibit C. The listing of such security deposits will be updated by Seller as of the date of closing.

      (e)   Accounts  Receivable.  All accounts receivable related
            --------------------
            to the Property, which are attributable to the period prior to the date of the closing (including, without limitation, those related to delinquent payments of Base Rent, Overage Rents and Operating Expense Payments by any former or existing tenant of the Real Property), will remain the property of Seller and Seller may pursue the collection of such accounts receivable by all available legal means. All accounts receivable related to the Property which are attributable to the period from and after the date of closing will be the property of Buyer. A listing of all accounts receivable for existing tenants of the Real Property as of the Effective Date is attached to this Agreement as Exhibit F. The listing of such accounts receivable will be updated by Seller as of the date of closing. Buyer will at all times after the date of closing continue to invoice any existing tenant of the Real Property for all accounts receivable attributable to any such tenant's occupancy of the Real Property prior to the date of closing and will fully cooperate with Seller in Seller's efforts to collect all accounts receivable which are the property of Seller hereunder.

      (f)   Payments  under  Surviving  Contracts.  Buyer  will be
            -------------------------------------
            entitled to a credit against the Purchase Price for all sums, which are due and unpaid under the Surviving Contracts as of the date of closing, and which are attributable to the period prior to the date of closing. Similarly, Seller will be entitled to receive an additional payment at closing to the extent it has paid any sum under any Surviving Contract, which is attributable to the period from and after the date of closing.


      (g)   Leasing   Costs.   Except   as   otherwise   expressly
            ---------------
            provided herein, Buyer will be entitled to a credit against the Purchase Price at closing for the amount of all unpaid costs and expenses which were incurred (or are to be incurred) in connection with any Leases executed, modified or extended by Seller prior to the Effective Date, including, without limitation, all costs and expenses for tenant improvements (either
            completed   or  to   be   completed)   and   brokerage
            commissions     (collectively     "Leasing    Costs").
            Following its receipt of such Purchase Price credit, Buyer will thereafter be solely responsible for the payment of any such Leasing Costs. Notwithstanding anything to the contrary contained herein, Buyer will be liable for and will not be entitled to any credit at closing for any Leasing Costs incurred after the Effective Date, which are either: (i) identified in Exhibit G; (ii) set forth as Buyer's obligations underss.13; or (iii) otherwise hereinafter expressly assumed in writing by Buyer.

      (h)   Miscellaneous  Items of Income and Expense.  All other
            ------------------------------------------
            items of income and expense related to the Property will be prorated through the date of closing, with Seller being entitled to receive or obligated to pay (with any required payment being made at or prior to closing), as the case may be, all such items of income or expense attributable to the period prior to the date of closing, and Buyer being entitled to receive or obligated to pay, as the case may be, all such items of income and expenses attributable to the period from and after the date of closing.

      (i)   Items  Not to be  Prorated.  No  proration  or  credit
            --------------------------
            will be made or given hereunder for: (i) insurance premiums; (ii) employee salaries, benefits, bonuses, payroll taxes or other employee costs; and (iii) any amount owing under any contracts related to the operation of the Property, other than the Surviving Contracts. Seller will, on or before the date of closing, terminate all agreements and pay all accrued costs related to such items.

For purposes of this ss.8, the determination of whether an item is "attributable to" a particular period will, except as otherwise expressly provided herein, be made in accordance with generally accepted accounting principles, consistently applied.

      ss.9. REPRESENTATIONS AND WARRANTIES OF SELLER. For the purpose of inducing Buyer to enter into this Agreement and consummate its purchase of the Property, Seller hereby represents and warrants to Buyer as to the following as of the date of Seller's execution of this Agreement.

      (a) No Proceedings. To the best of Seller's knowledge, there is no action, suit, proceeding or investigation pending before any agency, court or governmental authority which relate to the Seller or the Property (including, without limitation, any eminent domain or condemnation proceeding).

      (b) Public Improvements. To the best of Seller's knowledge, Seller has not, within a period of two years immediately preceding the Effective Date, received written notice of any contemplated improvement to the Property by any public authority, the cost of which is to be assessed as a special tax or assessment against the Property in the future.

      (c) Creditor Problems. To the best of Seller's knowledge, there are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy (or under any other debtor relief laws) pending against Seller or the Property.

      (d)   Leases.   Except  as   otherwise   disclosed   in  the
            ------
            accounts receivable report attached hereto as Exhibit F or the list of lease defaults attached hereto as
            Exhibit I, all of the Leases are, to the best of Seller's knowledge, in full force and effect, without any default on the part of either Seller or the tenant thereunder. The terms and rates for all of the Leases, as set forth in the rent roll attached hereto as Exhibit C, are true and accurate.

      (e)   Authority.  Seller  is an  Ohio  limited  partnership,
            ---------
            properly organized under the laws of the State of Ohio, and properly authorized to own property and do business in the State of Florida. Seller is the owner of the Property and has the right, power and legal capacity to enter into this Agreement and to convey the Property to Buyer pursuant to the terms and provisions hereof and to perform its other obligations hereunder. The parties and persons executing this Agreement on behalf of Seller have been duly authorized to execute this Agreement. The execution of this Agreement by Seller, the performance by Seller of its obligations hereunder, and the sale, transfer, conveyance and assignments contemplated hereunder do not require the consent of any third party, nor do any of such acts violate the terms and provisions of any agreement to which Seller is a party.

      (f) No Litigation. To the best of Seller's knowledge, there is no pending litigation relating to the Property (other than collection actions initiated by Seller against former tenants of the Real Property).

      (g)   Environmental  Matters.  Except as otherwise disclosed
            ----------------------
            in any  environmental  report made  available to Buyer
            by  Seller  pursuant  to  the   requirements  of  this
            Agreement or as otherwise referred to inss.29 of this Agreement, no "Hazardous Material" (as that term is hereinafter defined) has been generated, treated, stored, recycled, transported, released, discharged, emitted, disposed of or otherwise handled at, on or under the Property by Seller, or, to the best of Seller's knowledge, by any other party, in violation of, and no enforcement action has been initiated or noticed against Seller or, to the best of Seller's knowledge, against any other party, pursuant to, any applicable federal, state or local law relating to the health, safety or environment, including, without limitation, the Comprehensive Environmental Response
            Compensation   and   Liability   Act,   the   Resource
            Conservation   and   Recovery   Act,   the   Hazardous
            Materials Transportation Act, the Clean Water Act or the Toxic Substance Control Act. For the purposes of this Agreement, the term "Hazardous Material" means
            any   pollutant,    contaminant,    toxic   substance,
            hazardous   waste,   hazardous   material,   hazardous
            substance, oil, petroleum or petroleum by-product, which is defined in or regulated pursuant to any of
            the  laws  mentioned  in  the  immediately   preceding
            sentence of this section. Notwithstanding anything to the contrary contained herein, Seller's delivery of any environmental reports to Buyer pursuant to the requirements of this Agreement will not constitute any representation or warranty by Seller regarding the truth or accuracy of any such reports; it being understood and agreed that Seller has provided such reports solely to facilitate Buyer's review of the Property.

EXCEPT FOR THOSE LIMITED REPRESENTATIONS AND WARRANTIES SET FORTH ABOVE IN THIS ss.9, BUYER ACKNOWLEDGES AND AGREES THAT IT IS PURCHASING PROPERTY IN ITS "AS IS, WHERE IS," CONDITION. BUYER WILL RELY SOLELY UPON ITS OWN INSPECTIONS (INCLUDING THOSE MADE FOR IT BY ITS AGENTS AND CONTRACTORS) WITH REGARD TO THE CONDITION AND CHARACTER OF PROPERTY, INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE REAL PROPERTY AND THE PHYSICAL CONDITION OF ALL STRUCTURAL AND NONSTRUCTURAL COMPONENTS AND ELEMENTS OF THE IMPROVEMENTS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, BUYER WILL PURCHASE AND ACQUIRE THE PROPERTY WITHOUT ANY REPRESENTATION OR WARRANTY BY SELLER WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE CONDITION OR CHARACTER OF THE PROPERTY OR AS TO ITS FITNESS FOR ANY PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY EXPRESSLY DISCLAIMED BY SELLER.

      ss.10. CONDITIONS TO CLOSING. Seller's obligation to sell the Property to Buyer is subject to the satisfaction (or Seller's waiver), on or before the date of closing, of all of the following conditions precedent:

      (a) Buyer's performance of all of its obligations under this Agreement, including, without limitation, its payment of the Purchase Price to Seller in the manner set forth in ss.ss.3 and 12 hereof, and its execution and delivery to Seller of all of those documents required to be executed and delivered by it pursuant to ss.12; and

      (b) The simultaneous closing of Buyer's purchase of the Companion Property under the terms of the Companion Contract (as those terms are hereinafter defined).

Buyer's obligation to purchase the Property from Seller is subject to the satisfaction (or Buyer's waiver) on or before the date of closing, of all of the following conditions precedent:

      (a) The satisfaction or waiver of Buyer's inspection contingency under ss.5;
      (b) Seller's performance of all of its obligations under this Agreement, including, without limitation, its timely delivery of the Title Commitment to Buyer in the manner set forth inss.6, its timely delivery of the Estoppel  Certificates  in the manner set forth in
          ss.7, and its  execution  and  delivery  of all of those
            documents  required to be executed and delivered by it
            pursuant toss.12;
      (c) All of Seller's representations and warranties under ss.9 being materially true and correct as of the date of closing; and
      (d) The simultaneous closing of Buyer's purchase of the Companion Property under the terms of the Companion Contract.

Notwithstanding anything to the contrary contained herein, it is hereby acknowledged and agreed that the fact that any tenant (other than any Anchor Tenant) is, as of the date of closing, delinquent in the payment of any amount payable by it under any Lease will not constitute a default on the part of Seller hereunder or a breach of any of its representations or warranties, nor will any such failure, in and of itself, permit Buyer to terminate or defer its obligation to purchase the Property at the time and in the manner contemplated in this Agreement.


      ss.11. DATE AND PLACE OF CLOSING. The closing will occur on or before March 31, 1997, at such specific date, time and place in Orlando, Florida as are mutually agreed to by Seller and Buyer. Possession of the Property (subject, however, only to the rights of tenants under the Leases) will be delivered to Buyer at closing. All references in this Agreement to the "closing", the "closing date" or the "date of closing" will mean the closing of the transaction contemplated in this Agreement at the time, place and manner contemplated by this Agreement.

      ss.12. CLOSING OBLIGATIONS/PROCEDURES. Seller's sale of the Property to Buyer will be effected by the parties' taking the following described obligatory actions at closing.

      (a) Purchase Price Payment. Buyer will pay the Purchase Price, plus all then due Additional Payments, to Seller by means of a federal funds wire transfer. The amount of all such payments will be adjusted in the manner contemplated in this Agreement with respect to closing prorations, credits, allowances and other adjustments.

      (b)   Transfer of Real  Property.  Seller  will  execute and
            --------------------------
            deliver to Buyer a transferable and recordable general warranty deed, pursuant to which Seller will transfer to Buyer marketable fee simple title to the Real Property, free and clear of all liens and encumbrances, excepting only the Permitted Exceptions. The general warranty deed will be in the form attached hereto as Exhibit J. The general warranty deed will expressly reserve for the benefit of Seller, as the owner of Adjacent Land (as that term is hereinafter defined), access and utility easements over the Land, so as to facilitate the development of the Adjacent Land, without materially, adversely impacting the efficient operation of the Real Property as a shopping center complex. Similarly, the general warranty deed will convey for the benefit of Buyer access and utility easements over the Adjacent Land (and, if required under any of the Leases, a parking easement), so as to facilitate the development and operation of the Land, without materially, adversely impacting the efficient development and operation of the Adjacent Land as a retail complex. The form, content and scope of such easement reservations and grants will be agreed to by Buyer and Seller during the Inspection Period.

      (c)   Assignment  of Leases.  Seller and Buyer will  execute
            ---------------------
            and deliver to each other an assignment and assumption of Leases, pursuant to which Seller will assign to Buyer all of Seller's rights, title and interest in and to the Leases, and Buyer will assume any and all obligations of Seller thereunder which arise from and after the date of closing. Seller will indemnify and hold Buyer harmless from and against any and all obligations of Seller, which arose prior to the date of closing. The assignment and assumption of Leases will be in the form attached hereto as Exhibit K.

      (d)   Assignment  of Intangible  Property.  Seller and Buyer
            -----------------------------------
            will execute and deliver to each other an assignment and assumption of Intangible Property, pursuant to which Seller will assign to Buyer all of Seller's rights, title and interest in and to the Intangible Property and Buyer will assume any and all obligations of Seller thereunder which will arise from and after the date of closing. The assignment and assumption of Intangible Property will be in the form attached hereto as Exhibit L.

      (e) Transfer of Personal Property. Seller will execute and deliver to Buyer a transferable bill of sale, pursuant to which Seller will transfer to Buyer marketable fee simple title to the Personal Property, free and clear of all liens and encumbrances. The bill of sale will be in the form attached hereto as Exhibit M.

      (f) Closing Affidavits. Seller will execute and deliver to Buyer:

                  (i) An affidavit stating that Seller is not a "foreign person" within the meaning of ss.1445 of the Internal Revenue Code;
                  (ii) An affidavit with respect to off-record title matters, which is sufficient to permit the Title Company to issue a title policy for the Property in the form contemplated in ss.6 and subparagraph (i) of this ss.12; and (iii) An affidavit affirming the continuing truth and accuracy of all representations and warranties set forth in ss.9, or, conversely, stating the manner, if any, in which such representations and warranties need to be modified to reflect post-Effective Date occurrences, which are not within Seller's reasonable control.


      (g)   Corporate/Partnership  Resolutions.  Seller  and Buyer
            ----------------------------------
            will each execute and deliver to the other a certificate of good standing affirming such party's authority to do business in the state of its organization and in the State of Florida, a certified corporate or partnership resolution affirming the authority of such party to enter into the transaction contemplated in this Agreement and further authorizing the individual officer executing this Agreement and all closing documents on behalf of such party to take such actions.

      (h) Miscellaneous Closing Documents. Seller and Buyer will execute and deliver to each other a closing statement and such other documents as are reasonably requested by either Seller or Buyer to further evidence or effect the sale of the Property to Buyer in the manner contemplated in this Agreement.

            (i) Title Policy. Seller will cause the Title Company to issue an ALTA Form B owner's title insurance policy (or a marked-up title commitment acceptable to Buyer) in favor of Buyer in the face amount of the Purchase Price, insuring in Buyer marketable fee simple title to the Real Property, free and clear of all liens and encumbrances, excepting only the Permitted Exceptions. Notwithstanding anything to the contrary contained herein, Seller will not be required to delete the survey exception from the Title Policy, unless Buyer has first obtained and delivered a qualifying survey to the Title Company permitting such survey exception to be deleted in accordance with the Title Company's standard practices and procedures.

      (j) Original Leases, etc. Seller will deliver to Buyer the originals of all Leases, Estoppel Certificates, Surviving Contracts and all documents evidencing the Intangible Property.

      (k) Closing Costs. Seller will pay the following costs at closing:

            (i) All premiums and other charges required to permit the Title Company to issue the title insurance policy referred to in subparagraph (l) above;
            (ii) All documentary stamps required to be affixed to the general warranty deed to permit its recording; and
            (iii)        The real estate  commission owed to
                  Pizzuti Realty of Florida Inc. pursuant to ss.14.

      Buyer will pay the following costs at closing:

            (i) All recording fees associated with the recordation of the general warranty deed referred to in subparagraph
                  (b) above; and
            (ii) All costs associated with Buyer's conduct of any inspections pursuant to ss.5 and all costs of obtaining any survey of the Real Property.

      Seller and Buyer will each pay any attorney's fees incurred by such party in connection with the transaction contemplated by this Agreement. Any costs associated with the closing of this transaction which are not otherwise specifically addressed in this Agreement will be paid by the party who, in accordance with Central Florida custom and practice, is normally required to pay such closing costs.

      ss.13. INTERIM OPERATIONS. During the period from and after the Effective Date and prior to the date of the closing, Seller will manage and maintain the Property in accordance with its previously established practices. Seller will not execute, modify or terminate any Lease, without first obtaining the prior written consent of Buyer. Seller hereby acknowledges and agrees that Buyer will, in all events, have a period of five business days in which to review and approve or disapprove any lease or modification or termination thereof submitted to it by Seller hereunder. If Buyer consents to Seller taking any such action with respect to any Lease, and if the sale of the Property thereafter closes in the manner contemplated in this Agreement, then, except as otherwise expressly agreed in writing by Buyer and Seller, Buyer will be deemed to have assumed and will pay for all costs incurred with respect to any such Lease, including without limitation, all tenant improvement costs and leasing commissions related thereto.

      ss.14. BROKERAGE COMMISSIONS. Seller will at closing pay a commission to Pizzuti Realty of Florida Inc. pursuant to a separate agreement. Except as otherwise expressly provided above, each of the parties hereto represents and warrants to the other that it has not contacted or entered into any agreement with any real estate broker, agent, finder or any other party in connection with this transaction or taken any other action which could result in any fee being due and payable to any real estate broker, finder, or other party with respect to the transaction contemplated hereunder. Each party indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost or expense (including, without limitation, reasonable attorneys' fees) incurred by or claimed against the other party by reason of a breach of this representation and warranty. The provisions of this ss.14 will survive the closing.


      ss.15. RISK OF LOSS. The risk of loss to the Real Property from the occurrence of a casualty or a taking by any public authority under the power or right of eminent domain (or by the threat thereof) will be borne by Seller until the closing. If the Real Property or any part thereof is substantially damaged or destroyed as a result of such casualty or is so taken before this transaction closes, then Seller will promptly notify Buyer of the occurrence of such event and Buyer will have the sole option of either: (a) proceeding with the closing and receiving all insurance proceeds or condemnation awards payable as a result of such casualty or taking, plus, with respect to any casualty, a payment from Seller in an amount equal to the deductible amount of any insurance policy covering any such casualty; or (b) terminating this Agreement. This Agreement will terminate upon Buyer's delivery to Seller, within the time frame set forth below, written notice of termination pursuant to clause (b), above. If this Agreement is so terminated, then the Deposit will be returned to Buyer and, thereafter, the parties will be relieved of any further rights, liabilities or obligations under this Agreement, except for Buyer's indemnification and restoration obligations under this ss.5. If Buyer fails to make the required election pursuant to this ss.15 within ten days after its receipt of Seller's written notice of the occurrence of any such casualty or taking, then Buyer will be deemed to have elected to close the transaction pursuant to clause (a) of this ss.15.

      ss.16. DEFAULTS/REMEDIES. If Seller defaults in the performance of any of its obligations hereunder and such default continues for a period of ten days after written notice of the alleged existence of such default is given to Seller, then Buyer may, as its sole and exclusive remedy, pursue the remedy of specific performance to redress such default. If Buyer defaults on the performance of any of its obligations hereunder and such default continues for a period of ten days after written notice of the alleged existence of such default is given to Buyer, then Seller will be entitled to receive the entire amount of the Deposit as full and complete liquidated damages to redress such default; it being expressly acknowledged by the parties hereto that Seller's damages in the event of a default by Buyer hereunder are uncertain and difficult to ascertain, and that the receipt of the Deposit constitutes a reasonable liquidation of such damages and are intended not as a penalty, but as full liquidated damages. Notwithstanding anything to the contrary contained herein, Seller will not be deemed to be in default under this Agreement if any fact or circumstance occurs after the Effective Date which renders any of Seller's representations and warranties untrue or inaccurate, so long as any such fact or circumstance is not within the reasonable control of Seller.

      ss.17. ATTORNEY'S FEES. If any legal action is commenced by either Seller or Buyer to enforce its rights hereunder, then all reasonable attorney's fees and other expenses incurred by the prevailing party in such action will be immediately due and payable to the prevailing party by the non-prevailing party.

      ss.18. NOTICES. All notices required or permitted to be given under this Agreement must be in writing and must be delivered to Seller or Buyer at its address set forth below (or such other address as may hereafter be designated by such party). Any such notice must be personally delivered or sent by registered or certified mail, overnight courier or facsimile transmission. Any such notice will be deemed effective when received (if sent by personal delivery, overnight courier or facsimile transmission) or on the date which is three days after such notice is deposited in the United States mail (if sent by registered or certified mail). The parties' addresses for the delivery of all such notices are as follows:

            Seller's Address: PDI Orlando III Limited Partnership
                              c/o Pizzuti Development Inc.
                              Suite #1900
                              250 East Broad Street
                              Columbus, Ohio 43215
                               Fax #(614)365-4040
                              Attn:  Ronald A. Pizzuti and Richard C. Daley


            Buyer's Address:  Regency Realty Corporation
                             121 West Forsyth Street
                              Suite 200
                              Jacksonville, Florida 32202
                               Fax # (904)634-3428
                              Attention:  Robert L. Miller

            with a copy to:         William E. Scheu, Esq.
                             Rogers, Towers, Bailey,
                                   Jones & Gay
                              1301 Riverplace Boulevard
                              Suite 1500
                              Jacksonville, Florida 32207


      ss.19. ESCROW AGENT. Escrow Agent agrees to accept, hold and disburse the Deposit in accordance with the terms and conditions of this Agreement. In the event of doubt as to Escrow Agent's duties or liabilities under this Agreement, Escrow Agent may, in its sole discretion: (a) continue to hold the subject matter of this escrow until the parties mutually agree to the disbursement thereof or until a judgment of a court of competent jurisdiction determines the rights of the parties therein; or (b) deposit the same with the Clerk of Circuit Court of Orange County Florida and upon notifying all parties concerned of such action, all liability on the part of Escrow Agent will fully terminate except to the extent of an accounting for items theretofore delivered out of escrow. In the event of any legal action involving Buyer and Seller wherein Escrow Agent is made a party by virtue of acting as Escrow Agent hereunder, or in the event of the commencement of any legal action wherein Escrow Agent interpleads the subject matter of this escrow, Escrow Agent will be entitled to recover reasonable attorney's fees and costs incurred, including, without limitation, those incurred on appeal, if any, and in any administrative, mediation, arbitration or bankruptcy proceedings, said fees and costs to be charged and assessed as court costs in favor of the prevailing party and deducted from the funds interpleaded. Buyer and Seller agree that the Escrow Agent will not be liable to any party or person whatsoever for misdelivery of the Deposit, unless such misdelivery is due to the willful breach of this Agreement or gross negligence on the part of Escrow Agent, nor will Escrow Agent be liable for any action taken by it, unless taken or suffered in willful disregard of its obligations hereunder or with gross negligence. Additionally, Seller acknowledges that in the event of any disagreement between Seller and Buyer concerning the Deposit, the transaction under this Agreement or any other matter related to the Property, Escrow Agent may continue to represent Buyer in connection with such dispute, including negotiations, arbitration, mediation and litigation, so long as Escrow Agent first delivers the Deposit to the Clerk of Circuit Court of Orange County, Florida in the manner previously contemplated in this ss.19.

      ss.20.        ASSIGNMENT  OF  AGREEMENT.  Neither  Buyer,  nor  Seller may
assign all or any part of this Agreement to any other party, without first obtaining the written consent thereto of the other party; provided, however, that Buyer may assign this Agreement to RRC Centers, Inc. without first having to obtain any consent thereto from Seller.

      ss.21.        GOVERNING   LAW.  This   Agreement   will  be  construed  in
accordance with the laws with the State of Florida.

      ss.22. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and may not be modified or amended in any manner, except by a written instrument executed by both parties to this Agreement.

      ss.23. COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original document. This document will not be binding on the parties, until such time as a counterpart of this document has been executed by each party and a copy thereof delivered to the other party to this Agreement.

      ss.24. RADON GAS NOTIFICATION. In accordance with the requirements of Florida Statute ss.404.056

            RADON GAS: Radon is a naturally occurring radioactive gas that, when it is accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the local county public health center.

      ss.25. REASONABLENESS OF CONSENT. Any consent or approval which is required or permitted to be given hereunder by either Seller or Buyer will not be unreasonably withheld or delayed by such party.

      ss.26. TIME IS OF THE ESSENCE. Time is of the essence for all purposes of this Agreement. Any time period specified herein which would otherwise end on a weekend day or a legal holiday will, for the purpose of this Agreement, be deemed to instead end on the next business day following such weekend day or legal holiday.

      ss.27. PURCHASE OF COMPANION PROPERTY. As of the Effective Date, Buyer and PDI St. Lucie I Limited Partnership, an affiliate of Seller, have entered into a separate Real Estate Purchase Agreement ("Companion Contract") relating to Buyer's purchase of the East Port Plaza shopping center located in Port St. Lucie, Florida ("Companion Property"). It is Seller's and Buyer's contemplation that the closing of Buyer's purchase of the Property under this Agreement will occur simultaneously with the closing of Buyer's purchase of the Companion Property under the Companion Contract. It will be a condition precedent to each of Seller's and Buyer's obligations under this Agreement that there occur a simultaneous closing of the Companion Property under the terms of the Companion Contract.

      ss.28. RIGHT OF FIRST REFUSAL ON ADJACENT LAND. If at any time during the five year period after the date of closing, Seller receives a bona fide written offer from a third party ("Third Party Offer") to purchase all or any part of the land which is described in attached Exhibit N ("Adjacent Land"), and if Seller, in good faith, is willing to accept such Third Party Offer on the terms and conditions specified in such Third Party Offer, then Seller will give written notice to Buyer of the existence and terms of such Third Party Offer and will thereafter afford Buyer a period of five days in which to elect to purchase the portion of the Adjacent Land which is the subject of such Third Party Offer, on the identical terms and conditions set forth in the Third Party Offer. If Buyer gives Seller written notice within the aforementioned five-day period that Buyer so elects to purchase the subject portion of the Adjacent Land, then Buyer will proceed to purchase such portion of the Adjacent Land from Seller upon the identical terms and conditions set forth in the Third Party Offer. If Buyer declines to purchase the subject portion of the Adjacent Land or fails to respond to Seller's notice within the aforementioned five day period, then, in either such event, Seller will thereafter be free to sell the subject portion of the Adjacent Land on the terms and conditions set forth in the Third Party Offer; provided, however, that if the subject portion of the Adjacent Land is not sold within 90 days after the outside date for closing specified in such Third Party Offer on the terms and conditions specified in such Third Party Offer, then Seller will be again obligated to offer the subject portion of the Adjacent Land to Buyer as hereinabove provided. The right of first refusal granted to Buyer hereunder will continue to apply throughout the five year term set forth above to all portions of the Adjacent Land which are not sold to a third party in accordance with the provisions of this ss.28.

      To the extent any of the existing Leases of the Real Property impose any restrictions on the manner in which the Adjacent Land is to be used or developed, then Seller agrees that it will fully comply with such restrictions and will require any of its successors-in-interest to also comply with such restrictions. If requested by Buyer, Seller will place of public record a document or documents, inform and content reasonably satisfactory to, Buyer subjecting the Adjacent Land to such restrictions.

      ss.29. PARK DRY CLEANER SPILL. Seller and Buyer acknowledge that there has been a spill of Hazardous Materials from the space in the Real Property currently occupied by Park Dry Cleaners ("Park Dry Cleaners' Spill") and that Seller has made application to the Florida Department of Environmental Protection's Drycleaning Solvent Clean-Up Program to cover the cost of the required remediation of such spill. A Phase III environmental report prepared by PSI and dated as of March 3, 1997, details the nature of such spill and projects the cost of remediation of the resulting contamination as being $40,000. Buyer acknowledges receipt of a copy of the aforementioned Phase III environmental report. Seller and Buyer hereby agree that Buyer will assume responsibility for effecting and paying for all required remediation in connection with the Park Dry Cleaner Spill and will, in consideration of assuming such responsibility, receive a credit against the Purchase Price at closing equal to $50,000
(representing 125% of the anticipated cost of remediation set forth in the aforementioned Phase III environmental report). To the extent Buyer receives reimbursement from the Florida DEP under the aforementioned program for any of the costs of such remediation, Buyer will, within thirty days after its receipt of such reimbursement, pay to Seller the lesser of: (a) the amount of such EPA reimbursement, net of any costs incurred by Buyer in applying for and receiving any such reimbursement; or (b) the amount of the Purchase Price credit given to Buyer at closing in connection with the Park Dry Cleaner Spill. Notwithstanding anything to the contrary contained herein, Buyer will not be responsible for and Seller will indemnify and hold Buyer harmless from and against any non-governmental third party claims made against Buyer in connection with the Park Dry Clean Spill (but not any claims made in connection with the remediation thereof). The amount of the Purchase Price credit to be given to Buyer hereunder is subject to Buyer's review and approval of the remediation cost estimate during the Inspection Period.

      ss.30. AUDIT LETTER. Seller acknowledges that Buyer, as a publicly-traded real estate investment trust, is required to have the financial operations of the various properties owned by it audited by KPMG Peat Marwick, LLP and the results thereof filed with the Securities and Exchange Commission. Seller agrees that it will make all of its financial books and records associated with the Property available for audit by KPMG Peat Marwick LLP at all reasonable times after the Effective Date and prior to the date which is six months after the date of closing Buyer will provide Seller with at least 15 days prior advance notice concerning the conduct of any such audit by KPMG Peat Marwick LLP. In addition, Seller hereby agrees that it will, at the request of Buyer and KPMG Peat Marwick LLP, execute an Audit Representation Letter in substantially the form and content attached hereto as Exhibit O and will deliver such executed Audit Representation Letter to KPMG Peat Marwick LLP within 15 days after KPMG Peat Marwick LLP's request for the same.


      ss.31. DEFINED TERMS. For the purpose of this Agreement, the following terms will have the meanings attributed to such terms in the noted sections of this Agreement:
      "Additional Payments" is defined in ss.4.
      "Adjacent Land" is defined in ss.28.
      "Agreement"  is defined in the preamble.
      "Attributable to" is defined in ss.8.
      "Base Rents" is defined in ss.8.
      "Buyer" is defined in the preamble.
      "Companion Contract" is defined in ss.27.
      "Companion Property" is defined in ss.27.
      "Deposit" is defined in ss.2.
      "Effective Date" is defined in the preamble.
      "Effective Gross Income" is defined in ss.4.
      "Escrow Agent" is defined in ss.2.
      "Estoppel Certificates" is defined in ss.7.
      "Hazardous Materials" is defined in ss.9.
      "Improvements" is defined in ss.1.
      "Inspection Period" is defined in ss.5.
      "Intangible Property" is defined in ss.1.
      "Land" is defined in ss.1.
      "Lease" is defined in ss.1.
      "Leasing Costs" is defined in ss.8.
      "Operating Expense Payments" is defined in ss.8.
      "Overage Rents" is defined in ss.8.
      "Park Dry Cleaners Spill" is defined in ss.29.
      "Permitted Exceptions" is defined in ss.6.
      "Property" is defined in ss.1.
      "Surviving Contracts" is defined in ss.1.
      "Third Party Offer" is defined in ss.28.
      "Title Company" is defined in ss.6.
      "Title Commitment" is defined in ss.6.
      "Title Notice" is defined in ss.6.

      ss.32. EXHIBITS. All of the following exhibits, which are attached to this Agreement as of the Effective Date, are incorporated herein by this reference:
      Exhibit A - Legal Description and Site Plan of Land Exhibit B - List of Personal Property Exhibit C - Rent Roll Exhibit D - List of Intangible Property Exhibit E - Intentionally Omitted Exhibit F - List of Accounts Receivable Exhibit G - List of Leasing Costs To Be Assumed by Buyer Exhibit H - Form of Estoppel Certificate Exhibit I - List of Lease Defaults Exhibit J - Form of General Warranty Deed Exhibit K - Form of Assignment and Assumption of Leases Exhibit L - Form of Assignment and Assumption of Intangible Property Exhibit M - Form of Bill of Sale Exhibit N - Legal Description of Adjacent Land Exhibit O - Form of Audit Letter

Any of the above exhibits which are not attached to this Agreement as of the Effective Date will be negotiated promptly and in good faith by Seller and Buyer and will be attached to this Agreement and incorporated therein by this reference on or before the expiration of the Inspection Period.

Seller and Buyer have executed this Agreement as of the date set forth opposite their respective names below.

                                          SELLER:


                                          PDI ORLANDO III LIMITED PARTNERSHIP
                                          By Pizzuti Development Inc.



Date of Execution:_______________
By__________________________________
                                                Richard C. Daley
                                                Executive Vice President

                                          BUYER:

                                          RRC ACQUISITIONS, INC.



Date of Execution:_______________
By___________________________________
                                                (Name)            (Title)

                                          ESCROW AGENT:

                                          (Executing  this  Agreement   solely
                                          for  the  purpose  of  acknowledging
                                          its  rights  and  obligations  under
                                          ss.18.
                                          MAGUIRE, VOORHIS & WELLS, P.A.

Date of Execution:_______________
By____________________________________
                                                (Name)            (Title)

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

See attached Schedule A-1.

                                    EXHIBIT B

                            LIST OF PERSONAL PROPERTY

None.

                                    EXHIBIT C

                                    RENT ROLL

See attached Schedule C-1.

                                    EXHIBIT D

                           LIST OF INTANGIBLE PROPERTY


Any rights in and to those contracts, agreements, utility arrangements, warranties, guarantees, indemnities, claims, licenses, applications, permits, construction warranties, certificates of occupancy, plans and specifications and other similar items and intangible rights used in connection with or relating to the Land, Improvements, Personal Property and Leases (including, without limitation, the non-exclusive right to use the name "Main Street Square"), and expressly including those operating contracts which are attached hereto as Schedule D-1 and which are referred to in the Agreement as "Surviving Contracts".

                                    EXHIBIT E

                          LIST OF PERMITTED EXCEPTIONS

Intentionally Omitted.

                                    EXHIBIT F

                           LIST OF ACCOUNTS RECEIVABLE


Attached as Schedule F-1 hereto is an "Aged Delinquent and Prepaid Balances" report prepared as of 3/14/97, which itemizes all existing accounts receivable from tenants under the Leases.

                                    EXHIBIT G

                              LIST OF LEASING COSTS


The following are those Leasing Costs which may be incurred after the date of closing and which will be the obligation of Buyer under ss.7(g) of the
Agreement:


None.

                                    EXHIBIT H

                          FORM OF ESTOPPEL CERTIFICATE

See attached Schedule H-1.

                                    EXHIBIT I


The only defaults which exist under the Leases are those referred to in the list of accounts receivable attached to the Agreement as Exhibit F and the default by HGMR Enterprises, Inc. which is the subject of the Complaint filed by Seller in the Circuit Court for Seminole County, Florida, a copy of which complaint is attached hereto as Schedule 1.

                                    EXHIBIT J

                          FORM OF GENERAL WARRANTY DEED

See attached Schedule J-1.

                                    EXHIBIT K

                 FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

See attached Schedule K-1.

                                    EXHIBIT L

           FORM OF ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY

See attached Schedule L-1.

                                    EXHIBIT M

                              FORM OF BILL OF SALE

See attached Schedule M-1.

                                    EXHIBIT N

                       LEGAL DESCRIPTION OF ADJACENT LAND

See attached Schedule N-1.

                                    EXHIBIT O

                              FORM OF AUDIT LETTER

See attached Schedule O-1.